IDS Global Series, Inc.
File No. 33-25824/811-5696

                                    EXHIBIT INDEX


Exhibit (d)(2)             Investment Management Services Agreement between
                           AXP Global Series, Inc. on behalf of AXP Global
                           Balanced Fund and American Express Financial
                           Corporation

Exhibit (h)(9)             Transfer Agency Agreement

Exhibit (i)                Opinion and Consent of Counsel

Exhibit (j)                Consent of Independent Auditors

Exhibit (p)(1)             Director's Power of Attorney, dated January 14, 1999

Exhibit (p)(2)             Officers' Power of Attorney, dated March 1, 1999

Exhibit (p)(3)             Trustees' Power of Attorney, dated January 14, 1999

Exhibit (p)(4)             Officers' Power of Attorney, dated March 1, 1999